ANSLOW & JACKLIN, LLP
                            Freehold Executive Center
                          4400 Route 9 South, 2nd Floor
                            Freehold, New Jersey 07728

June 7, 2002

Combined Opinion & Consent

Liquidix, Inc.
16929 E. Enterprise Drive, Suite 206
Fountain Hills, Arizona 85268

Re:  Liquidix, Inc.

Gentlemen:

We have acted as counsel to Liquidix, Inc., a Florida Corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), under the Securities act of 1933 as amended (the "Act"), of the Company's Registration Statement on Form S-8 filed contemporaneously with the Commission relating the the registration under the Act of 270,000 shares (the "Shares") of the Company's Common Stock, $0.0001 par value (the "Common Stock").

In rendering the opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion herein expressed. In our examination we have assumed the genuiness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified copies or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Florida.

(2) The Shares when issued in connection with the Company's consulting agreements (copies annexed to the Registration Statement), will be legally issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Laws and the Constitution of the State of Florida and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours

ANSLOW & JACLIN, LLP

By:  Gregg E. Jacklin
     ----------------
     Gregg E. Jacklin